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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Zoll Medical Corporation for the registration of 218,059 shares of its common stock and to the incorporation by reference therein of our reports dated November 6, 1998 with respect to the consolidated financial statements of Zoll Medical Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 26, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                 /s/ Ernst & Young LLP

                                 Ernst & Young LLP


Boston, Massachusetts
November 15, 1999